UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 8, 2019

ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)
Anadarko Petroleum Corp

Delaware	001-08968	76-0146568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 1201 Lake Robbins Dr.
The Woodlands, Texas 77380-1046
(Address of principal executive offices)
Registrant’s telephone number, including area code (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	APC	New York Stock Exchange
New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion, on August 8, 2019 (the “Closing Date”), of the previously announced Merger (as defined below) contemplated by the Agreement and Plan of Merger, dated as of May 9, 2019 (the “Merger Agreement”), by and among Anadarko Petroleum Corporation, a Delaware corporation (“Anadarko”), Occidental Petroleum Corporation, a Delaware corporation (“Occidental”), and Baseball Merger Sub 1, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Occidental prior to the Merger (“Merger Subsidiary”).

At the effective time of the Merger on August 8, 2019 (the “Effective Time”), in accordance with the Merger Agreement, Merger Subsidiary merged with and into Anadarko (the “Merger”), with Anadarko surviving and continuing as the surviving corporation in the Merger. As a result of the Merger, Anadarko became an indirect, wholly owned subsidiary of Occidental. Anadarko common stock will cease trading on the New York Stock Exchange (“NYSE”) prior to the open of trading on August 9, 2019.

At the Effective Time, in accordance with the Merger Agreement, each outstanding share of common stock of Anadarko (except as otherwise specified in the Merger Agreement) was converted into the right to receive $59.00 in cash and 0.2934 of a share of common stock of Occidental (the “Merger Consideration”). No fractional shares of Occidental common stock were issued in the Merger, and former Anadarko stockholders are entitled to receive cash in lieu of any fractional shares of Occidental common stock.

Pursuant to the Merger Agreement, at the Effective Time, outstanding Anadarko in-the-money stock options, whether or not vested, were converted into the right to receive the cash value of the Merger Consideration (equal to $59.00 plus 0.2934 times the closing share price of Occidental common stock on the last trading day prior to the Closing Date), less the applicable option exercise price; outstanding Anadarko out-of-the-money stock options were cancelled for no consideration; outstanding Anadarko restricted stock unit awards were converted into Occidental restricted stock and cash unit awards based on the value of the Merger Consideration, which are subject to the same terms and conditions as were applicable under the original Anadarko restricted stock unit award; outstanding Anadarko restricted stock awards were converted into Occidental restricted stock and cash awards based on the value of the Merger Consideration, which are subject to the same terms and conditions as were applicable under the original Anadarko restricted stock award; outstanding Anadarko performance unit awards vested and were converted into the right to receive an amount of cash equal to $76.00 per share, multiplied by 200% of the target number of shares covered by such performance unit awards; and outstanding Anadarko director deferred shares were converted into the right to receive the Merger Consideration.

The issuance of Occidental common stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to Occidental’s registration statement on Form S-4 (File No. 333-232001) (as amended, the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on July 11, 2019. The definitive proxy statement of Anadarko, which also constitutes a prospectus of Occidental, that forms part of the Registration Statement contains additional information about the Merger and the other transactions contemplated in connection therewith.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to Anadarko’s Current Report on Form 8-K filed with the SEC on May 10, 2019.

The Merger Agreement is incorporated herein by reference to provide investors with information regarding its terms. It is not intended to provide any other factual information about Anadarko or Occidental. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Anadarko’s public disclosures.

Item 1.02          Termination of a Material Definitive Agreement.

In connection with the completion of the Merger, on August 8, 2019, Anadarko terminated the Credit Agreement, dated as of June 17, 2014, as amended (the “Credit Agreement”), among Anadarko, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The Credit Agreement created a $3.0 billion unsecured revolving credit facility that Anadarko could draw upon for, among other things, general corporate purposes.  Absent termination (or extension pursuant to its terms), the commitments under the Credit Agreement would have expired on January 23, 2023. As of the Closing Date, there were no loans outstanding under the Credit Agreement. Early termination of the Credit Agreement did not require payment of any early termination penalties.

Some of the lenders under the Credit Agreement and/or their affiliates have in the past performed investment banking, financial advisory, lending and/or commercial banking services, or other services for Anadarko and its subsidiaries (including in connection with the transactions described in this Current Report on Form 8-K), for which they have received customary compensation and expense reimbursement.

Item 2.01          Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01
 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, Anadarko notified the NYSE that the Merger had been consummated and requested that the trading of its shares on the NYSE be suspended and that the listing of its shares on the NYSE be withdrawn. In addition, Anadarko requested that the NYSE file with the SEC a notification on Form 25 to report the delisting of its shares from the NYSE and to deregister its shares under Section 12(b) of the Securities Exchange Act of 1934, as amended. Anadarko expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of its shares and to suspend its reporting obligations under Sections 12(g) and 15(d) of the Exchange Act.

Item 3.03          Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01          Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of Anadarko occurred, and Anadarko became an indirect, wholly owned subsidiary of Occidental.

The information set forth in the Introductory Note, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02
  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, all of the directors and officers of the Company immediately prior to the Effective Time ceased to be directors or officers of the Company at the Effective Time.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Merger and pursuant to the Merger Agreement, at the Effective Time, Anadarko’s certificate of incorporation and by-laws were amended and restated in their entirety. Copies of Anadarko’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.07          Submission of Matters to a Vote of Security Holders.

On August 8, 2019, the Company held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Merger Agreement and the Merger.

As of July 11, 2019, the record date for the Special Meeting, there were 502,398,412 shares of Company common stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 377,106,005 shares of Company common stock, representing approximately 75.06% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the Company’s stockholders considered and voted upon the following proposals:

1.	a proposal to adopt the Merger Agreement (the “Merger Proposal”); and

2.
an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise related to the merger (the “Merger-Related Compensation Proposal”).

The Merger Proposal was approved by the requisite vote of the Company’s stockholders. The final voting results are described below. For more information regarding the matters voted upon at the Special Meeting, see the Company’s definitive proxy statement filed with the SEC on July 11, 2019.

1.	Merger Proposal:

For	Against	Abstain	Broker Non-Votes
374,794,963	1,271,349	1,039,693	0

2.	Merger-Related Compensation Proposal:

For	Against	Abstain	Broker Non-Votes
106,391,076	267,327,345	3,387,584	0

Item 9.01          Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of May 9, 2019, by and among Occidental Petroleum Corporation, Baseball Merger Sub 1, Inc. and Anadarko Petroleum Corporation (incorporated by reference to Exhibit 2.1 to Anadarko Petroleum Corporation’s Current Report on Form 8-K filed with the SEC on May 10, 2019).*

3.1	Amended and Restated Certificate of Incorporation of Anadarko Petroleum Corporation as of August 8, 2019.

3.2	Amended and Restated By-Laws of Anadarko Petroleum Corporation as of August 8, 2019.

* Exhibits and schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished suplementally to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANADARKO PETROLEUM CORPORATION

Date: August 8, 2019	By:	/s/ Nicole E. Clark
Nicole E. Clark
Vice President and Secretary